Exhibit 10.9

Tax Map # 26 Parcels 94, 94A,

Tax Map # 27 Parcel 2, 2B and SA

Return to: Rhea & Miller, PC

THIS DEED OF TRUST, made this 5th day of May 2010, by and between, Seawright Spring, LLC, a Virginia limited liability company, party of the first part, (herein called "Grantor"); and Rhea & Miller, P.C, a Virginia professional corporation, party of the second part, 11 Terry Court, Staunton, Virginia 24401 (herein called the "Trustee"); and Kent Carr, his heirs and assigns, whose address is 10 South New Street, Staunton, VA 24401 (herein called "Beneficiary");

---WITNESSETH---

That Grantor does grant, bargain, sell and convey, WITH GENERAL WARRANTY OF TITLE AND POWER OF SALE unto the Trustees, the following real estate, to-wit:

40 Seawright Springs Road, Mount Sidney, VA 24467 See Exhibit A attached hereto and made a part hereof for a more complete description

IN TRUST, NEVERTHELESS, for the following purpose and none other, namely, to secure the payment of a Note of even date herewith made by Grantor, payable to the order of the Beneficiary, without offset, in the principal sum of $750,000.00 together with interest on the unpaid balance as set forth in the Note until paid. Final payment is due, if not sooner made, on November 1, 2011.

Provisions relating to application of payments, late charges, acceleration of maturity, prepayment and payment of expenses of collection are contained in the Note.

Grantor further covenants and agrees as follows:

1.            He is the owner and seized of the Property in fee simple; he has the right to convey the Property; the property is free from any and all encumbrances whatsoever, other than those disclosed in writing to the Beneficiary; he will forever warrant and defend the title to the Property from the claims of all persons whomsoever; and he will execute such further deed or deeds as may be necessary or proper to carry out the true intent and purpose of this instrument.

2.            If any lien on the Property, superior to the lien of this Deed of Trust, shall be in default, then there shall also be a default herein and the entire outstanding balance of principal and interest of the Note and all other sums secured hereby shall, at the option of Beneficiary, become immediately due and payable without notice.

3.           Beneficiary is authorized (but is not obligated) for the account of Grantor, to make any payment required under any lien superior to this deed of trust, or under this Deed of Trust, the nonpayment of which would constitute a default, including but not limited to principal and/or interest payments, taxes and fire insurance premiums. All sums so advanced shall bear interest at the same rate as the Note from the date of the advance to the date of repayment, are secured hereby and are due and payable on demand, and the failure to pay on demand shall, at Beneficiary's option, constitute a default hereunder giving rise to all the remedies herein provided in the event of other defaults.

4.            In the event of any default hereunder, and for the duration of the default, the Trustees, in addition to all other remedies, shall be entitled to take possession of the Property, to dispossess the owners or any tenant of the owners, and to collect any and all rents, issues and profits of the Property for the use and occupancy thereof. They may apply any sums collected for the following purposes, but not necessarily in their stated order; to the cost and expenses of the trustees in the administration of the trust; to the cost and expense of any repairs to the Property deemed necessary or desirable by the Trustees; to the payment of taxes and premiums of insurance on the Property; and on account of the indebtedness hereby secured and any prior indebtedness, as they see fit; to those ends the Trustees are empowered to lease the Property for such time and upon such terms and conditions as they may deem advisable, to distrain for rent or take any other legal action to enforce the collection thereof or to repossess the Property.

5.           If legal or equitable title to the Property or any portion thereof, or interest therein, is transferred to or becomes vested in anyone other than Grantor, by assignment, sale, conveyance, encumbrance, or otherwise, without the prior written consent of the Beneficiary, the Beneficiary shall have the option to declare all sums due under the Note, or under this Deed of Trust, immediately due and payable in full. In addition, in any such event, the Beneficiary reserves the right, in its sole discretion, to (a) modify any of the terms of the Note, or of this Deed of Trust, as it deems necessary; (b) increase the interest rate effective as of the date of transfer; and (c) charge an assumption fee.

6.           Grantor assigns, transfers and sets over to Beneficiary every award of condemnation of the Property or any portion thereof. Beneficiary is fully authorized in its discretion to apply for, collect and receive the entire proceeds of any such award; to give proper receipts and acquittances therefor; and to apply the same toward payment of the amount outstanding on the obligation hereof secured, notwithstanding the fact that the amount unpaid on account of such obligation is not then due and payable. Grantor shall, on request, make, execute, and deliver any and all further instruments as may be necessary for the collection of such awards.

7.           If the Trustees or Beneficiary shall be made a party to or shall intervene in any action or proceeding affecting the Property or the title thereto or the interest of Trustees or Beneficiary under this Deed of Trust, or if the Beneficiary employs an attorney to collect any or all of the indebtedness secured hereby or to foreclose this Deed of Trust by judicial proceedings, or authorizes the Trustee to conduct Trustee's sale proceeding hereunder, Trustees and Beneficiary shall be reimbursed by Grantor, immediately and without demand, for all reasonable costs, charges and attorney's fees incurred by them or either of them in any such case, and the same shall be secured hereby as a further charge and lien upon the property.

8.           The Beneficiary may retain any payment received from Grantor which is less than the prescribed amount due under the Note, or this Deed of Trust, and such payment shall not be deemed an accord and satisfaction of the amount due.

9.           He covenants to pay interest on the principal balance of the Note, which shall be deemed a covenant under Virginia Code Section 55-59(6).

10.            Advertisement required upon foreclosure shall be notice of the time, place and terms of sale published not less than once a week for two successive weeks in a newspaper published or having general circulation in the city or county in which such property lies. The sale shall be held no less than ten (10) days after the first insertion. If the Property is advertised for sale but the sale is cancelled, then the acting Trustee shall be entitled to compensation for services in the amount of Two and One-Half Percent (2.50%) of the then outstanding indebtedness secured by this Deed of Trust. In the event of sale, the acting Trustee shall be entitled to a commission in the amount of Five Percent (5%) of the gross proceeds of sale.

Except as otherwise provided herein, this Deed of Trust shall be construed to impose and confer upon the parties hereto, all duties, rights and obligations as set forth in Section 55-59 of the Code of Virginia as now in force, and as hereafter amended to the extent that any amendment thereof shall not limit the rights of the Trustees or Beneficiary hereunder or the obligations of the Grantor.

The following provisions are incorporated in their respective short forms indicated by the provisions of Section 55-60 of the Code of Virginia, as amended:

Exemptions waived
Subject to all upon default
Renewal, extension or reinstatement permitted
 Insurance Required - Fire and extended coverage, vandalism and malicious mischief in the amount of $ NONE.
Substitution of Trustees permitted for any reason whatsoever
Any Trustee may act
Deferred purchase money
Right of anticipation reserved

If the Grantor, or someone for him, shall well and truly discharge all the debts, duties and obligations imposed by this Deed of Trust, then they shall be entitled to a good and sufficient release at their own expense.

Wherever used herein, the singular shall include the plural, and vice versa, and the use of any gender shall include all other genders.

NOTICE - THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY CONVEYED.

WITNESS the following signature and seal.

Seawright Springs, LLC

By:    /s/ Joel P. Sens                                        (SEAL)

Joel P. Sens, Manager

STATE OF        Maryland

COUNTY OF Prince George’s, to wit:

The foregoing instrument was acknowledged before me in the jurisdiction aforesaid this 4th day of May 2010, by Joel P. Sens, Manager of Seawright Springs, LLC, on behalf of said limited liability company who is personally known by me or upon presentation of satisfactory evidence of identity.

/s/    Irene S. Lefever
Notary Public
Exp. Date: 1/4/14

My Commission Expires: 1/4/14

EXHIBIT A

Description

Seawright Springs, LLC

40 Seawright Road Mount Sidney, VA 24467

Tax Map # 26 Parcels 94, 94A,

Tax Map # 27 Parcel 2, 2B and 8A

All those certain tracts of parcels of real estate, lying and being between State Routes 616 and 804, in North River District, Augusta County, Virginia, containing 144.739 acres, more or less, and more particularly described according to plat entitled "Map of the Baker Seawright Corp, Prop." By Robert E. Funk, Land Surveyor, dated January 13 1986, of record with deed from Baker Seawright Corporation to Seawright Springs, LLC dated October 7, 2003, or record as Instrument Number 030016981 and in Plat Book 1, Page 5745. (the "Plat")

Together with all that certain tract or parcel of land, with all Improvements thereon and appurtenances thereto belonging, situate in North River District, Augusta County, Virginia, near the Seawright Lithia Spring, adjoining the old Salem Church lot containing 22 poles, and being more particularly described by metes and bounds description of record in deed of Margaret F. Root, dated August 21, 1899 or record in the Clerk's Office of the Circuit Court of Augusta County, Virginia, in Deed Book 400, page 269, as follows:

Beginning at a corner of the old Salem Church lot, S. 69° W. 4.64 poles, thence S 20° 34'E. 4 poles to a stone, thence N. 69* E. 6.36 poles to Ocheltree's line; thence N. 43-1/4° W. 4.40 poles to the beginning.

Including, without limitation, all of the land and appurtenances conveyed to SEAWRIGHT SPRINGS, LLC by BAKER SEAWRIGHT CORPORATION by that certain deed dated October 7, 2003 and recorded as Instrument No. 030016981 among the Land Records of Augusta County, Virginia.

The parcels shown on the Plat are not to be combined for real estate tax purposes, but are to remain as the separate parcels identified In the caption of the description.